Exhibit 99.1

Investor Contact:                         Media Contact:
Lindsey Opsahl                        Leslie Wojcik
SEI                                SEI
+1 610-676-4052                        +1 610-676-4191
lopsahl@seic.com                        lwojcik@seic.com
Pages:        8

FOR IMMEDIATE RELEASE

SEI Reports Fourth-Quarter 2020 Financial Results

OAKS, Pa., Jan. 27, 2021 – SEI Investments Company (NASDAQ:SEIC) today announced financial results for the fourth-quarter 2020. Diluted earnings per share were $0.86 in fourth-quarter 2020 compared to $0.84 in fourth-quarter 2019.

Consolidated Overview
(In thousands, except earnings per share)	For the Three Months Ended Dec. 31,			For the Twelve Months Ended Dec. 31,
	2020	2019	%	2020	2019	%

Revenues	$443,723	$423,225	5%	$1,684,058	$1,649,885	2%
Net income	125,882	128,737	(2)%	447,286	501,426	(11)%
Diluted earnings per share	$0.86	$0.84	2%	$3.00	$3.24	(7)%
“Our financial results for 2020 reflect steady recovery from the pandemic’s impact on the markets we serve. The health and safety of our workforce continue to be a priority, and I want to thank all of our employees and the firms that support us for helping us stay safe and thrive,” said Alfred P. West, Jr., SEI Chairman and CEO.
“We’re living and operating in extraordinary times, but we are unwavering in our focus on executing our long-term strategy to be the provider of choice in the wealth and investment management markets. We believe we have made significant progress on our One SEI approach, making all of our assets available to all of our markets, delivering new, dynamic solutions and creating new opportunities. Our solutions, backed by our talented workforce, are what uniquely position us to capture growth opportunities that will lead to increased shareholder value. Despite 2020’s challenging environment, our investments and success in adding new clients and building our backlog of new revenue situate us well for the future.”

Summary of Fourth-Quarter Results by Business Segment

(In thousands)	For the Three Months Ended Dec. 31,			For the Twelve Months Ended Dec. 31,
	2020	2019	%	2020	2019	%
Private Banks:
Revenues	$119,654	$118,675	1%	$455,393	$470,276	(3)%
Expenses	115,039	113,596	1%	446,481	443,136	1%
Operating Profit	4,615	5,079	(9)%	8,912	27,140	(67)%
Operating Margin	4%	4%		2%	6%

Investment Advisors:
Revenues	108,346	105,862	2%	407,564	403,778	1%
Expenses	51,813	53,939	(4)%	205,913	208,508	(1)%
Operating Profit	56,533	51,923	9%	201,651	195,270	3%
Operating Margin	52%	49%		49%	48%

Institutional Investors:
Revenues	82,318	80,503	2%	317,627	322,062	(1)%
Expenses	36,893	38,554	(4)%	149,909	153,937	(3)%
Operating Profit	45,425	41,949	8%	167,718	168,125	—%
Operating Margin	55%	52%		53%	52%

Investment Managers:
Revenues	129,647	114,759	13%	489,462	440,796	11%
Expenses	80,204	72,698	10%	308,999	282,024	10%
Operating Profit	49,443	42,061	18%	180,463	158,772	14%
Operating Margin	38%	37%		37%	36%

Investments in New Businesses:
Revenues	3,758	3,426	10%	14,012	12,973	8%
Expenses	15,180	8,997	69%	52,871	29,660	78%
Operating Loss	(11,422)	(5,571)	NM	(38,859)	(16,687)	NM

Totals:
Revenues	$443,723	$423,225	5%	$1,684,058	$1,649,885	2%
Expenses	299,129	287,784	4%	1,164,173	1,117,265	4%
Corporate Overhead Expenses	20,584	19,351	6%	73,998	72,196	2%
Income from Operations	$124,010	$116,090	7%	$445,887	$460,424	(3)%

Fourth-Quarter Business Highlights:
•Sales events, net of client losses, during fourth-quarter 2020 totaled approximately $8.8 million and are expected to generate net annualized recurring revenues of approximately $4.9 million when contract values are fully realized. For the year ended 2020, sales events, net of client losses, totaled $94.0 million and are expected to generate net annualized recurring revenues of approximately $68.6 million when contract values are fully realized.
•Revenues from Asset management, administration, and distribution fees increased primarily from higher assets under administration in our Investment Managers segment due to sales of new business and market appreciation.
•Our average assets under administration increased $108.2 billion, or 16%, to $779.7 billion in the fourth-quarter 2020, as compared to $671.5 billion during the fourth-quarter 2019 (see attached Average Asset Balances schedules for further details).
•Our average assets under management, excluding LSV, increased $21.2 billion, or 9%, to $260.4 billion in the fourth-quarter 2020, as compared to $239.2 billion during the fourth-quarter 2019 (see attached Average Asset Balances schedules for further details).
•The increase in our operational expenses was primarily due to increased consulting costs related to our continued investments in new business opportunities, such as our One SEI strategy and IT Services offering, as well as increased personnel costs to service new clients in our Investment Managers segment. This increase was partially offset by a decline in travel and promotional-related expenses, as our sales and client relationship personnel adapted to COVID-19 restrictions.
•Our earnings from LSV decreased by $8.5 million, or 22%, to $30.6 million in fourth-quarter 2020 as compared to $39.1 million in fourth-quarter 2019. The decrease in earnings was primarily due to lower assets under management from market depreciation, negative cash flows from existing clients and client losses. LSV's revenues were $102.1 million in the fourth-quarter 2020, as compared to $126.5 million during the fourth-quarter of 2019.
•Stock-based compensation expense in fourth-quarter 2020 decreased $2.5 million as compared to fourth-quarter 2019 primarily due to a change in our estimate of the timing of when stock option vesting targets would be achieved. We expect stock-based compensation expense during 2021 to be approximately $42.7 million as compared to $27.0 million during 2020 as a result of new options granted in fourth-quarter 2020 net of awards granted in the prior year.
•We capitalized $5.5 million of software development costs in fourth-quarter 2020, which includes $5.0 million for continued enhancements to the SEI Wealth PlatformSM (SWP). Amortization expense related to capitalized software was $12.6 million in fourth-quarter 2020.
•Our effective tax rates were 19.6% in fourth-quarter 2020 and 19.5% in fourth-quarter 2019.
•We repurchased 1.8 million shares of our common stock for $99.1 million during the fourth-quarter 2020 at an average price of $54.36 per share. For the year ended 2020, we repurchased 8.0 million shares of our common stock for $424.7 million at an average price of $53.04 per share.

Earnings Conference Call
A conference call to review earnings is scheduled for 4:30 p.m. Eastern time on Jan. 27, 2021. Investors may listen to the call at seic.com/ir-events. Investors may also listen to a replay by telephone at (USA) 866-207-1041; (International) 402-970-0847; Access Code: 5584674.

About SEI
After 50 years in business, SEI (NASDAQ:SEIC) remains a leading global provider of investment processing, investment management, and investment operations solutions designed to help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of Dec. 31, 2020, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages, advises or administers approximately $1 trillion in hedge, private equity, mutual fund and pooled or separately managed assets, including approximately $369 billion in assets under management and $787 billion in client assets under administration. For more information, visit seic.com.

This release contains, and the comments we expect to deliver during the earnings call referenced above will contain, forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as ‘'may,’' '‘will,’' ‘'expect,’' ‘'believe’' and ‘'continue’' or ‘‘appear.’’ Our forward-looking statements in today’s release include our current expectations as to:
•revenue that we believe will be generated by sales events that occurred during the quarter,
•the rebound of our business,
•our strategic priorities and the degree to which we will execute on them,
•whether our solutions position us to capture growth opportunities or will lead to increased shareholder value, and
•whether our investments and new clients and backlog of new revenue situate us well for the future.
We anticipate that we may deliver forward-looking statements during today’s earnings call that include our current expectations as to:
•our ability to capture the opportunities inherent in significant change,
•the timing and success of client implementations and conversions,
•our ability to expand our relationships and revenue opportunities with new and existing clients,
•our ability to leverage our technologies and scale our businesses,
•the degree to which one-time and transaction-based revenues during the quarter will be repeated,
•revenue that we believe will be generated by sales events that occurred during the quarter or when our unfunded backlog may fund,
•the strategic initiatives and business segments that we will pursue and those in which we will invest,
•the strength of our pipelines,
•how we will manage our expenses,
•the organic and inorganic opportunities that will drive our growth, and
•the success of our strategic investments.
You should not place undue reliance on our forward-looking statements, as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended Dec. 31, 2019, filed with the Securities and Exchange Commission.
# # #

SEI INVESTMENTS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended Dec. 31,		For the Twelve Months Ended Dec. 31,
	2020	2019	2020	2019

Asset management, admin. and distribution fees	$353,610	$337,232	$1,345,649	$1,307,044
Information processing and software servicing fees	90,113	85,993	338,409	342,841

Total revenues	443,723	423,225	1,684,058	1,649,885

Subadvisory, distribution and other asset mgmt. costs	46,973	46,458	181,618	181,418
Software royalties and other information processing costs	7,109	7,274	28,937	29,993
Compensation, benefits and other personnel	135,902	131,004	527,509	517,917
Stock-based compensation	6,556	9,027	27,014	24,582
Consulting, outsourcing and professional fees	59,566	50,235	227,916	194,560
Data processing and computer related	24,681	22,544	96,328	88,058
Facilities, supplies and other costs	17,467	20,307	64,915	72,078
Amortization	13,558	13,012	52,975	51,419
Depreciation	7,901	7,274	30,959	29,436

Total expenses	319,713	307,135	1,238,171	1,189,461

Income from operations	124,010	116,090	445,887	460,424

Net gain (loss) on investments	1,024	1,053	(286)	3,174
Interest and dividend income	986	3,845	6,568	16,582
Interest expense	(153)	(153)	(609)	(630)
Equity in earnings of unconsolidated affiliate	30,646	39,133	117,134	151,891

Income before income taxes	156,513	159,968	568,694	631,441

Income taxes	30,631	31,231	121,408	130,015

Net income	$125,882	$128,737	$447,286	$501,426

Basic earnings per common share	$0.87	$0.86	$3.05	$3.31

Shares used to calculate basic earnings per share	144,077	150,131	146,709	151,540

Diluted earnings per common share	$0.86	$0.84	$3.00	$3.24

Shares used to calculate diluted earnings per share	146,140	153,672	149,003	154,901

Dividends declared per common share	$0.37	$0.35	$0.72	$0.68

SEI INVESTMENTS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Dec. 31,	Dec. 31,
	2020	2019
Assets
Current Assets:
Cash and cash equivalents	$784,626	$841,446
Restricted cash	3,101	3,101
Receivables from investment products	55,271	54,165
Receivables, net of allowance for doubtful accounts of $1,100 and $1,201	385,219	340,358
Securities owned	34,064	33,486
Other current assets	38,696	32,289
Total Current Assets	1,300,977	1,304,845

Property and Equipment, net of accumulated depreciation of $378,639 and $353,453	189,052	160,859
Operating Lease Right-of-Use Assets	38,397	42,789
Capitalized Software, net of accumulated amortization of $491,739 and $442,677	270,977	296,068
Investments Available for Sale	105,419	116,917
Investments in Affiliated Funds, at fair value	6,166	5,988
Investment in Unconsolidated Affiliate	98,433	67,413
Goodwill	64,489	64,489
Intangible Assets, net of accumulated amortization of $12,456 and $8,773	24,304	27,987
Deferred Contract Costs	33,781	30,991
Deferred Income Taxes	2,972	2,822
Other Assets, net	32,289	30,202
Total Assets	$2,167,256	$2,151,370

Liabilities and Equity
Current Liabilities:
Accounts payable	$7,766	$4,423
Accrued liabilities	299,845	272,801
Current portion of long-term operating lease liabilities	8,579	9,156
Deferred revenue	1,085	7,185
Total Current Liabilities	317,275	293,565

Long-term Taxes Payable	803	803
Deferred Income Taxes	55,159	55,722
Long-term Operating Lease Liabilities	34,058	38,450
Other Long-term Liabilities	20,054	24,052
Total Liabilities	427,349	412,592

Shareholders' Equity:
Common stock, $0.01 par value, 750,000 shares authorized; 143,396 and 149,745 shares issued and outstanding	1,434	1,497
Capital in excess of par value	1,190,001	1,158,900
Retained earnings	565,270	601,885
Accumulated other comprehensive loss, net	(16,798)	(23,504)
Total Shareholders' Equity	1,739,907	1,738,778
Total Liabilities and Shareholders' Equity	$2,167,256	$2,151,370

ENDING ASSET BALANCES
(In millions) (Unaudited)

	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,
	2019	2020	2020	2020	2020
Private Banks:
Equity and fixed-income programs	$23,851	$21,160	$22,974	$23,499	$25,498
Collective trust fund programs	4	5	5	6	6
Liquidity funds	3,405	4,143	4,291	3,718	3,778
Total assets under management	$27,260	$25,308	$27,270	$27,223	$29,282
Client assets under administration	25,801	21,497	23,903	24,174	26,346
Total assets	$53,061	$46,805	$51,173	$51,397	$55,628

Investment Advisors:
Equity and fixed-income programs	$67,895	$54,856	$59,958	$65,581	$71,247
Collective trust fund programs	4	2	3	3	1
Liquidity funds	2,887	5,969	6,648	3,866	3,832
Total assets under management	$70,786	$60,827	$66,609	$69,450	$75,080

Institutional Investors:
Equity and fixed-income programs	$84,291	$72,399	$80,257	$83,846	$90,869
Collective trust fund programs	83	94	103	101	98
Liquidity funds	1,746	3,672	1,924	2,096	2,128
Total assets under management	$86,120	$76,165	$82,284	$86,043	$93,095
Client assets under advisement	3,948	3,406	3,326	3,618	4,063
Total assets	$90,068	$79,571	$85,610	$89,661	$97,158

Investment Managers:
Collective trust fund programs	$58,070	$48,226	$58,178	$63,277	$75,214
Liquidity funds	479	392	664	389	424
Total assets under management	$58,549	$48,618	$58,842	$63,666	$75,638
Client assets under administration (A)	657,541	610,794	668,611	730,369	760,397
Total assets	$716,090	$659,412	$727,453	$794,035	$836,035

Investments in New Businesses:
Equity and fixed-income programs	$1,688	$1,484	$1,498	$1,572	$1,711
Liquidity funds	158	152	194	169	162
Total assets under management	$1,846	$1,636	$1,692	$1,741	$1,873
Client assets under advisement	1,343	1,056	1,193	1,179	1,299
Total assets	$3,189	$2,692	$2,885	$2,920	$3,172

LSV Asset Management:
Equity and fixed-income programs (B)	$107,476	$70,851	$81,134	$82,051	$93,692

Total:
Equity and fixed-income programs (C)	$285,201	$220,750	$245,821	$256,549	$283,017
Collective trust fund programs	58,161	48,327	58,289	63,387	75,319
Liquidity funds	8,675	14,328	13,721	10,238	10,324
Total assets under management	$352,037	$283,405	$317,831	$330,174	$368,660
Client assets under advisement	5,291	4,462	4,519	4,797	5,362
Client assets under administration (D)	683,342	632,291	692,514	754,543	786,743
Total assets	$1,040,670	$920,158	$1,014,864	$1,089,514	$1,160,765
(A)Client assets under administration in the Investment Managers segment include $54.3 billion of assets that are at fee levels below our normal full-service assets (as of Dec. 31, 2020).
(B)Equity and fixed-income programs include $2.0 billion of assets managed by LSV in which fees are based on performance only (as of Dec. 31, 2020).
(C)Equity and fixed-income programs include $7.9 billion of assets invested in various asset allocation funds at Dec. 31, 2020.
(D)In addition to the numbers presented, SEI also administers an additional $12.9 billion in Funds of Funds assets (as of
Dec. 31, 2020 on which SEI does not earn an administration fee.

AVERAGE ASSET BALANCES
(In millions) (Unaudited)

	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2019	2020	2020	2020	2020
Private Banks:
Equity and fixed-income programs	$23,106	$24,657	$22,229	$23,740	$24,284
Collective trust fund programs	4	4	5	7	6
Liquidity funds	3,581	3,581	4,366	3,948	3,712
Total assets under management	$26,691	$28,242	$26,600	$27,695	$28,002
Client assets under administration	24,930	24,840	23,819	25,295	25,368
Total assets	$51,621	$53,082	$50,419	$52,990	$53,370

Investment Advisors:
Equity and fixed-income programs	$66,371	$64,933	$57,429	$64,479	$68,396
Collective trust fund programs	4	3	3	3	2
Liquidity funds	2,673	3,284	6,923	4,569	3,788
Total assets under management	$69,048	$68,220	$64,355	$69,051	$72,186

Institutional Investors:
Equity and fixed-income programs	$83,304	$79,926	$77,037	$82,830	$86,277
Collective trust fund programs	82	86	100	102	102
Liquidity funds	2,106	2,342	2,476	2,120	2,271
Total assets under management	$85,492	$82,354	$79,613	$85,052	$88,650
Client assets under advisement	4,106	3,760	3,362	3,565	3,746
Total assets	$89,598	$86,114	$82,975	$88,617	$92,396

Investment Managers:
Collective trust fund programs	$55,499	$55,952	$54,061	$62,028	$69,349
Liquidity funds	642	617	482	565	411
Total assets under management	$56,141	$56,569	$54,543	$62,593	$69,760
Client assets under administration (A)	646,592	654,386	649,012	713,528	754,350
Total assets	$702,733	$710,955	$703,555	$776,121	$824,110

Investments in New Businesses:
Equity and fixed-income programs	$1,649	$1,663	$1,468	$1,560	$1,634
Liquidity funds	145	168	182	180	165
Total assets under management	$1,794	$1,831	$1,650	$1,740	$1,799
Client assets under advisement	1,044	1,222	1,148	1,206	1,218
Total assets	$2,838	$3,053	$2,798	$2,946	$3,017

LSV Asset Management:
Equity and fixed-income programs (B)	$104,814	$88,059	$80,395	$83,536	$88,182

Total:
Equity and fixed-income programs (C)	$279,244	$259,238	$238,558	$256,145	$268,773
Collective trust fund programs	55,589	56,045	54,169	62,140	69,459
Liquidity funds	9,147	9,992	14,429	11,382	10,347
Total assets under management	$343,980	$325,275	$307,156	$329,667	$348,579
Client assets under advisement	5,150	4,982	4,510	4,771	4,964
Client assets under administration (D)	671,522	679,226	672,831	738,823	779,718
Total assets	$1,020,652	$1,009,483	$984,497	$1,073,261	$1,133,261
(A)    Average client assets under administration in the Investment Managers segment during fourth-quarter 2020 include $53.3 billion that are at fee levels below our normal full-service assets.
(B)    Equity and fixed-income programs include $1.8 billion of average assets managed by LSV in which fees are based on performance only during fourth-quarter 2020.
(C)    Equity and fixed-income programs include $7.9 billion of average assets invested in various asset allocation funds during fourth-quarter 2020.
(D)    In addition to the numbers presented, SEI also administers an additional $12.3 billion of average assets in Funds of Funds assets during fourth-quarter 2020 on which SEI does not earn an administration fee.